                                                                    Exhibit 11.1

           Computation of Basic and Diluted Earnings Per Common Share

EARNINGS

                                                           3/31/96              3/31/97           3/31/98
                                                           -------              -------           -------

Net Income (Loss)                                        $(1,254,418)         $ 291,750        $   262,138
Series A Preferred Stock Dividends                          (185,199)           (91,542)                 0
Series B Preferred Stock Dividends                          (464,655)          (232,332)           (67,066)
Series B Preferred Stock Dividends in arrears                      0           (134,732)          (201,198)
                                                         -----------          ---------        ------------

Pro Forma Loss Applicable to Common Stock                $(1,904,272)        $ (166,856)           $(6,126)


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SHARES

Weighted Average Common Shares for the
  period ended                                              8,033,642          8,240,776          14,106,492

Additional Shares Assuming Conversion of:
  Employee Options Exercised                                        0                  0                   0
                                                         ------------         ----------        ------------

Pro Forma Shares for Basic Earnings
  Per Common Share                                          8,033,642          8,240,776          14,106,492
                                                         ------------         ----------        ------------

Additional Shares Assuming Conversion of:
  Preferred Stock                                                   0                  0                   0
                                                         ------------         ----------        ------------

Pro Forma Shares for Diluted Earnings
  Per Common Share                                          8,033,642          8,240,776          14,106,492
                                                         ============         ==========         ==========


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Basic Earnings Per Common Share                          $(      .24)       $(      .02)        $(      .00)
Diluted Earnings Per Share                              *$(      .24)      *$(      .02)       *$(      .00)


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

 *       Common Stock Equivalents Have an Anti-Dilutive Effect on
         Earnings Per Share and are Excluded From This Exhibit.